UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K
                                 CURRENT REPORT

    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  January 7, 2000


                 Global Entertainment Holdings/Equities, Inc.
            (Exact name of registrant as specified in its chapter

Colorado                                0-27637              47-0811483
(State or other jurisdiction          (Commission           (IRS Employer
   of incorporation)                   File Number)       Identification No.)


6235 south 90th Street, Omaha, NE                              68127
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code(402) 331-3189


         __________________________________________________________
        (Former name or former address, if changed since last report)


Item 5. Other Events.

The Company entered into an Agreement of Purchase and Sale with Beverage Source Worldwide, Inc. ("BSW") and Mark A. Darnell ("the Shareholder") on November 26, 1997, and acquired all of the issued and outstanding shares of BSW and Shareholder. On May 5, 1998, the Company filed a Complaint in the Superior Court of California, County of San Diego, alleging that from the closing of the Agreement of Purchase, officers and directors of Beverage Source Worldwide, Inc., had breached their respective duties, obligations and agreements with the Company, secreting and/or attempting to secret the Companies assets, moving, transferring, assigning conveying encumbrances, sequestering, using, disposing of, or shifting, any and all of the assets and property of the Company, wrongfully withdrawing monies from the Corporate bank accounts, misappropriating company funds, co-mingling the operating expenses and costs of International Beverage Corporation or its wholly owned subsidiary Beverage Source Worldwide, Inc., with independent business of the officers and directors named in the suit. Further, that the named defendant officers and directors engaged in an extensive pattern of discussion with various entities for the specific purpose of merging one or all of the said entities, without disclosing to such entities and their representatives that Beverage Source Worldwide, Inc., was a wholly owned subsidiary of International Beverage Corporation. In addition to the above general categories of the complaint, there are numerous specific allegations of Malfeasance and Breach of Fiduciary Duty. The complaint specifically intends that service of the summons and complaint serve as notice of recision of the Agreement dated November 26, 1997. The Company filed suit against Beverage Source Worldwide, Inc. and the trial took place on November 8, 1999.

By Minute Order dated December 1, 1999, the Superior Court of California, County of San Diego denied the Plaintiffs' (Company's) Request for Statement of Decision due to the fact that the request was not made timely. The Courts oral tentative decision that was announced on November 9, 1999, thus the Courts tentative decision becomes its statement of the Decision.

On December 23, 1999, the Court by Minute Order, considered the Plaintiff's objections to the Judgement submitted by Defendant Mark A. Darnell. However, the Plaintiff's objections were overruled. The Superior Court of California, County of San Diego Central Division on December 23, 1999, Ordered, Adjudged and Decreed that:

	1. Plaintiffs INTERNATIONAL BEVERAGE CORPORATION, (now known as Global Entertainment Holdings, Inc.), and BEVERAGE SOURCE WORLDWIDE shall take nothing by way of their Complaint for (1) Recision; (2) Breach of Fiduciary Duty; (3) Conspiracy; (4) Accounting; (5) Injunctive Relief; and (6) Declaratory Relief;

	2. Plaintiffs INTERNATIONAL BEVERAGE CORPORATION, (now known as Global Entertainment Holdings, Inc.), and BEVERAGE SOURCE WORLDWIDE Complaint for Recision of the parties Stock Purchase Agreement is denied; defendant, MARK A. DARNELL retains all previously held stock interest in INTERNATIONAL BEVERAGE CORPORATION, (now known as Global Entertainment Holdings, Inc.).

The decision by the Court was based on recision by Fraud; however, the parties by mutual consent, agreed to the recision of the Agreement of Purchase & Sale. The Company held a Special Shareholders Meeting and ratified a mutual agreement of recision on August 19, 1999.

The Company (Plaintiff) will challenge the Courts Statement of Decission and Judgement on the basis of Fact and Law.

On January 5, 2000, the Comany (Plaintiff) filed its Notice of Intent to move for a new trial on the following grounds:

	1. Irregularity in the proceedings of the court, jury or adverse party, or any order of the court or abuse of discretion by which either party was prevented from having a fair trial. [Code, Civ. Proc. subsection 659(1)];

	2.  Improper orders by the court.  [Code, Civ Proc. subsection 659(1)];

	3.  Abuses of descretion by the court.  [Code, Civ Proc. subsection
        659(1)];

	4. Accident or surprise, which ordinary prudence could not have guarded against. [Code, Civ Proc. subsection 659(3)];

	5. Newly discovered evidence, material for the party making the application, which he could not, with reasonable diligence, have discovered and produced at the trial. [Code, Civ Proc. subsection 659(4)];

	6.  The award of damages was inadequate.  [Code, Civ Proc. subsection
        659(5)];

	7. The evidence was insufficient to justify the court's, and the decision is against law. [Code, Civ Proc. subsection 659(6)]; and

	8. Error(s) in law, occurring at the trial and excepted to by the party making the application. [Code, Civ Proc. subsection 659(7)];

In the event the Judgement is not modified or vacated, the Company (Plaintiff) will file a Motion for a new trial or appeal the Court's decision.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Golbal Entertainment Holdings/Equities, Inc.
                                           (Registrant)

                                         /s/Thomas Hawkins
                                   Thomas Hawkins/Corporate Secretary
                                            (Signature)*

Date January 7, 2000

*Print name and title of the signing officer under his signature.